      As filed with the Securities and Exchange Commission on June 26, 1996
                                                      Registration No. ________

- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               ------------------

                             ONCOGENE SCIENCE, INC.
             (Exact name of registrant as specified in its charter)

                               ------------------

                Delaware                                  13-3159796
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)

        106 Charles Lindbergh Blvd.
               Uniondale, NY                                 11553
  (Address of principal executive offices)                 (Zip Code)

                               ------------------

                             ONCOGENE SCIENCE, INC.
                 STOCK PURCHASE PLAN FOR NON-EMPLOYEE DIRECTORS
                                       AND
                             ONCOGENE SCIENCE, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               ------------------

                             ROBERT L. VAN NOSTRAND
                             ONCOGENE SCIENCE, INC.
                           106 CHARLES LINDBERGH BLVD.
                            UNIONDALE, NEW YORK 11553
                                 (516) 222-0023
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                    Copy to:

                         SPENCER W. FRANCK, JR., ESQUIRE
                           SAUL, EWING, REMICK & SAUL
                             3800 CENTRE SQUARE WEST
                        PHILADELPHIA, PENNSYLVANIA 19102
                                 (215) 972-1955

                               ------------------

               See next page for calculation of registration fee.

                               ------------------

                                                 CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                 Proposed             Proposed
Title of Securities to     Amount to be      Maximum Offering          Maximum              Amount of Registration Fee(3)
    be Registered           Registered      Price Per Share(3)        Aggregate
                                                                  Offering Price(3)
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par          500,000 (1)       $10.31               $5,155,000                 $2,133.10
                                                                   ---------                  --------
Value $.01 Per Share       100,000 (2)       $10.31                1,031,000
                           -------                                 ---------
                           600,000                                $6,186,000
                           =======                                ==========

================================================================================================================================

(1) Represents shares issuable to employees pursuant to the 1995 Employee Stock Purchase Plan.

(2) Represents shares issuable to certain directors pursuant to the Stock Purchase Plan for Non-Employee Directors.

(3) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on June 21, 1996.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.(1)

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.(1)

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The documents listed in clauses (a), (b) and (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 30, 1995 and March 31, 1996, and the Registrant's Current Reports on Form 8-K dated April 1, 1996, which was filed on April 26, 1996 and amended by Form 8-K/A filed on May 10, 1996.

         (c) The description of the Common Stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

- --------

(1) The information called for by Part I of Form S-8 is currently included in the description of the Registrant's Stock Purchase Plan for Non-Employee Directors (the "Director Plan") and 1995 Employee Stock Purchase Plan (the "Employee Plan") (the Director Plan and Employee Plan are referred to collectively as the "Plans") delivered to eligible persons under the Plans. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

                  The Registrant's Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by law, indemnify all directors, officers, employees and agents of the Company. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to the Registrant or its stockholders for monetary damages, except under certain circumstances. The Certificate of Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability with respect to which the Corporation would have the power to indemnify such persons under the Delaware General Corporation Law. The Registrant maintains an insurance policy insuring its directors and officers against certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

                  The following is a list of exhibits filed as part of the Registration Statement:

                  5        Opinion of Saul, Ewing, Remick & Saul

                  23.1 Consent of KPMG Peat Marwick, LLP, independent public accountants

                  23.2 Consent of Saul, Ewing, Remick & Saul (contained in Exhibit No. 5)

                  24 Power of Attorney (included on signature page of this registration statement)

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Uniondale, State of New York, on June 25, 1996.

                                       ONCOGENE SCIENCE, INC.


                                       By: /s/ Gary E. Frashier
                                          -------------------------------------
                                           Gary E. Frashier,
                                           Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Gary E. Frashier and Robert L. Van Nostrand, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                           DATE
          ---------                         -----                           ----
/s/ Gary E. Frashier                 Chief Executive Officer            June 25, 1996
- ------------------------------       and Director
Gary E. Frashier


/s/ Steve M. Peltzman                President, Chief Operating         June 25, 1996
- ------------------------------       Officer and Director
Steve M. Peltzman


/s/ J. Gordon Foulkes                Vice President, Chief              June 25, 1996
- ------------------------------       Scientific Officer and
J. Gordon Foulkes                    Director

/s/ Robert L. Van Nostrand           Vice President, Finance and        June 25, 1996
- ------------------------------       Administration (Principal
Robert L. Van Nostrand               Financial and Accounting
                                     Officer)

/s/ G. Morgan Browne                           Director                 June 25, 1996
- ------------------------------
G. Morgan Browne


/s/ John H. French, II                         Director                 June 25, 1996
- ------------------------------
John H. French, II


/s/ Edwin A. Gee, Ph.D.                         Director                June 25, 1996
- ------------------------------
Edwin A. Gee, Ph.D.


/s/ Walter M. Lovenberg, Ph.D.                  Director                June 25, 1996
- ------------------------------
Walter M. Lovenberg, Ph.D.


/s/ Walter M. Miller                            Director                June 25, 1996
- ------------------------------
Walter M. Miller


/s/ Gary Takata                                 Director                June 25, 1996
- ------------------------------
Gary Takata


/s/ John P. White                               Director                June 25, 1996
- ------------------------------
John P. White

                                  EXHIBIT INDEX

EXHIBIT NO.                          EXHIBIT
- -----------                          -------
   5                   Opinion of Saul, Ewing, Remick & Saul


   23.1 Consent of KPMG Peat Marwick, LLP, independent public accountants

   23.2                Consent of Saul, Ewing, Remick & Saul (Contained in
                       Exhibit No. 5)

   25 Power of Attorney (included in signature page of this registration statement)